Exhibit 99.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (the “Agreement”) is made as of November      , 2009 by and between ASTA Funding, Inc. (the “Company”), a Delaware corporation, which has offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07932 and Cameron E. Williams (“Consultant”), who is domiciled at *.

WHEREAS, the Company wishes to engage the services of Consultant as Senior Consultant of the Company, and Consultant wishes to be engaged by the Company, as an independent contractor, to perform the services described in Section 2.1 of this Agreement; and

NOW, THEREFORE, it is agreed between the parties hereto as follows:

Engagement; Term and Termination.

The Company hereby engages Consultant to render to the Company the Services, as defined in Section 2.1, during the term described in Section 1.2.

The term of this Agreement shall commence on the eighth day after Consultant has executed the Agreement and General Release (“General Release”) annexed hereto as Exhibit A, provided that Consultant has not revoked the General Release, and shall continue through December 31, 2010 (the “Term”).

In addition to the Fees due to Consultant throughout the Term, as set forth in paragraph 3 of this Agreement, the Company shall pay to Consultant a payment of $20,833.37 within ten (10) calendar days after the effective date of a general release signed by Consultant in the form annexed hereto as Exhibit B.

Scope of Services.

The scope of the services to be performed by Consultant (collectively, “Services”) shall include, without limitation, the following:

Assist the Company in its renegotiations of its Bank of Montreal credit facility.
Assist the Company in the relocation of its headquarters.
Assist the Company with “the Maryland Company project”, which may require some travel to Maryland, which travel and expenses shall be paid in full by Company.
Provide such other telephone consulting services as the Company may from time to time request, and as shall be mutually agreed upon with Consultant. Consultant’s target response time will be within twenty-four (24) business hours of a request from Company’s CEO, except for times when he is away on vacation or other business, prior to which time Consultant shall advise Company’s CEO of his unavailability. Consultant shall endeavor to respond reasonably to requests of Company.

Provide such other services as the Company may from time to time request and as shall be mutually agreed upon with Company.
Perform the services described in Section 2.1(a) through (c) above no more than twenty-five (25) hours per month.

(a) It is expected that throughout the Term, Consultant will engage in services for or on behalf of other persons or entities, provided Consultant abides by the Non-Competition Agreement contained in paragraph 3(a) of the Employment Agreement effective January 1, 2008, as modified by paragraph 2.2(c), below; provided, however, if Consultant knows he has another engagement or job that could materially affect his ability to render the consulting services contemplated in this paragraph 2, Consultant will notify Company’s CEO in advance so alternative arrangements with Company can be made.

(b)	In no event shall the Fees as set forth in paragraphs 1.3 and 3 of this

Agreement be reduced.

(c ) The parties hereby agree to modify the surviving Non-Competition provision of Consultant’s employment agreement effective January 1, 2008, and which agreement expired December 31, 2009, as follows: The last sentence of Paragraph 3(a), which contains the definition of the term “competitive business” is hereby deleted and replaced as follows: “As used in this Agreement, the term “competitive business” shall mean any entity whose primary business is buying debt, and which entity is in direct competition with Asta Funding, Inc.”

As an independent contractor, Consultant shall render Services at such times and places as Consultant shall deem appropriate to perform Consultant’s duties hereunder in coordination with the Company’s requirements.

Fees.

For Services under this Agreement, the Company shall pay Consultant a monthly fee of $20,833.33 for the eleven-month period from January 1, 2010 through November 30, 2010. This monthly fee shall be due and payable in advance and without demand no later than on the fifth business day of each month, for that month (for example, the Fee for January 2010 services shall be due and payable byFriday, January 8, 2010.) Checks shall be made payable to “Cameron E. Williams”, and mailed to the address in the paragraph first stated above.

Consultant shall receive no employee, financial, or other benefits from the Company except as specifically set forth in this Agreement.

Limitations and Responsibilities.

The relationship between the Company and Consultant is that of independent contractor, and both the Company and Consultant shall represent, and shall cause their respective officers, employees, agents and representatives to represent, to third parties, that Consultant’s capacity hereunder is that of an independent contractor. No agency, employment, franchise or other relationship is created or implied by this Agreement, and Consultant shall not represent or imply to the contrary to any third party. Neither party shall be the agent of the other for any purpose whatsoever, or have power or authority to make or give any promise, or to execute any contract or otherwise create or assume any liability or obligation in the name of or on behalf of the other party. Neither party shall misrepresent, and shall cause its respective officers, employees, agents and representatives not to misrepresent, to any third party, that it has any power or authority which is denied to it by this Section 4.1.

Consultant shall not and is not authorized to bind the Company or to enter into any agreement for or on behalf of the Company. Consultant shall not use any name, trademark, service mark, logo, slogan, or derivative thereof, of the Company or any of the Company’s subsidiaries and affiliated legal entities, for any purpose whatsoever, without the prior written consent of the Company. Consultant further agrees that it shall not use for any purpose whatsoever the Company’s or any of the Company’s subsidiaries’ and affiliated legal entities’ addresses, facsimile numbers or other identifying information, as his own, or on any of Consultant’s documents, business cards, letters, advertising materials, or any other written correspondence or communication prepared by Consultant.

Consultant, rather than the Company, shall be solely responsible for the payment of any and all federal, state, or other taxes incurred or due as a result of the compensation paid to Consultant pursuant to this Agreement, as well as the payment of any and all payroll or employment-related taxes, contributions, or other like charges including, without limitation, social security and unemployment insurance taxes or contributions, as may be required by applicable law with respect to Consultant and Consultant’s employees. Consultant specifically represents that it has and shall keep in place workers’ compensation and such other employee insurance policies as may be required by applicable law.

Consultant shall keep confidential, and shall not hereafter use or disclose to any person, firm, corporation, governmental agency or other entity, any trade secret, proprietary information, or confidential information of the Company, or any of the Company’s subsidiaries and affiliated legal entities including, without limitation, the identity of any of the Company’s customers or clients, any information relating to the Company’s business relationships with his customers or clients, and any information learned by Consultant from or concerning the Company’s customers or clients in the course of Consultant’s performance of Services under this Agreement, except as such disclosure may be consented to in writing by the Company. It is agreed that nothing in this Agreement shall prevent Consultant from complying with any court order, subpoena, or other direction by any court or administrative agency requiring disclosure of any such trade secret, or proprietary or confidential information. Consultant shall notify the Company of, and provide the Company with, a copy of such order, subpoena or direction within a reasonable period, not to exceed seventy-two (72) hours of receiving actual notice thereof. To the extent permitted by applicable law, Consultant shall delay complying with such order, subpoena or direction if advised by the Company that it intends to seek to quash, stay or otherwise contest such order, subpoena or direction, and shall cooperate with the Company’s effort to do so.

Consultant hereby agrees that any and all improvements, inventions, discoveries, developments, creations, data, information, materials, computer programs and computer software (including, without limitation, all source code), URLs, digital certificates, webpage lay-outs including the “look and feel,” designs, samples, specifications, schematics, processes and formulae, development tools, ideas, concepts, know-how, techniques, materials, flow charts, outlines, lists, compilations, manuscripts, writings and pictorial materials, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda, records, and deliverables whether patentable or not (individually and collectively, “Work Product”) within the scope of or pertinent to any field of business or research in which the Company or any affiliate of the Company is engaged or (if such is known to, or ascertainable by Consultant) considering engaging, which Consultant conceives, creates, develops, and/or reduces to practice during the period of this Agreement with the Company, whether alone or with others, at any time when he is working on projects for the Company, shall be and remain the sole and exclusive property of the Company. The Company shall have the full right to use, assign, license or transfer all rights to or relating to Work Product. Consultant irrevocably assigns, transfers, and conveys to Company without further consideration all of his right, title, and interest in and to all Work Product. Consultant acknowledges that it claims no right, title or interest in any of the information supplied by Company to Consultant in order to provide the Services, and that all rights, title and interest in that information are owned by Company. To the extent that, notwithstanding the foregoing, any Work Product contains, or is derivative of, any information or other material or item owned or licensed by Consultant (“Consultant’s Information”), or that is subject to a patent or copyright, or consists of or practices of trade secret, owned or licensed by Consultant (“Consultant’s Rights”), Consultant grants Company a perpetual, royalty-free, irrevocable right and license to make any lawful use of any Work Product that contains, or is derivative of, any Consultant’s Information, or that is subject to any Consultant’s Rights.

Consultant acknowledges that Company shall have the right to obtain and hold in its own name proprietary rights to the Work Product through registration or otherwise. Consultant shall, whenever requested to do so by the Company (whether during the term of this Agreement or thereafter), at the Company’s expense, execute any and all applications, assignments, or other instruments, and do all other things (including giving testimony in any legal proceeding) which the Company may deem necessary or appropriate in order to (a) apply for, obtain, maintain, enforce, or defend letters patent or copyright registrations of the United States or any other country for any Work Product, or (b) assign, transfer, convey, or otherwise make available to the Company any right, title or interest which Consultant might otherwise have in any Work Product. Consultant shall promptly communicate, disclose, and, upon request, report upon and deliver all Work Product to the Company, and shall not use or permit any Work Product to be used for any purpose other than on behalf of the Company, whether during the period of this Agreement or thereafter.

Consultant hereby assigns, grants, and conveys, and agrees to assign, grant, and convey, to Company all right, title, and interest now existing or that may exist in the future in and to any intellectual property rights, including any copyrights and patents, in any and all Work Product and to any and all other works or materials created or produced in the course of preparing such Work Product. The foregoing intellectual property rights include but are not limited to (1) all rights to register, or to renew any registration(s) for, such intellectual property rights and (2) all causes of action related to such intellectual property rights.

All products and other materials provided to Consultant by the Company for use in providing Services hereunder remain the sole property of the Company. At the request of the Company and in the event of termination or expiration of this Agreement, Consultant shall return to the Company all products and other materials provided to Consultant by the Company, and all confidential or proprietary information in Consultant’s possession, including, but not limited to, written material and records kept by Consultant concerning or containing the names, addresses, and other information relating to customers or clients or potential customers or clients of the Company served by Consultant. Consultant further agrees and acknowledges that it shall not make or retain copies of such documents or materials.

Consultant agrees and acknowledges that any violation or threatened violation of the covenants set forth in this Section 4 would cause irreparable injury to the business of the Company, that the remedy at law for such breach by Consultant of such covenants would be inadequate, and that the Company shall, in addition to and not in limitation of any of the rights or remedies available to the Company at law or in equity, be entitled to seek temporary, preliminary and permanent injunctive relief upon posting of a bond with the Court, without the necessity of proving actual damages with respect to any violation or threatened violation of such covenants.

Consultant may not delegate his obligations hereunder without the prior written consent of the Company, which consent may be withheld without cause or explanation. Any purported assignment or delegation in violation of this Section 4.11 shall be void.

Consultant represents and warrants to the Company that Consultant is not a party to any agreement or subject to any court order which would prevent either of them from performing the Services that Consultant is engaged to perform for the Company. Company disclaims any interest in any confidential information of any person or entity other than the Company and instructs Consultant not to disclose such confidential information.

General Provisions.

Consultant shall not, at any time, disclose the financial terms and conditions of this Agreement to any third party except (a) his attorneys, other financial or professional advisors, family members, (b) with the prior written consent of the other party; (c) federal, state or local taxing authorities; or (d) by reason of legal compulsion in any legal proceedings pursuant to law. Consultant may disclose to third parties that he is performing consulting work for Company, and may describe generally the nature of those consulting services. Company’s CEO agrees to provide a positive verbal reference to third parties on behalf of Consultant, as Consultant may request, provided that Consultant provides Company’s CEO with written notice of the individual(s) to whom such reference may be provided. Consultant may provide Company with a written request to disclose any of Consultant’s compensation information.

Any notices required to be provided to a party under this Agreement shall be in writing and deemed given if, in writing, sent by certified or overnight mail to the party or the representative of such party executing this Agreement, at the address set forth in this Agreement, or to such other representative or address as may be designated by such party by written notice given pursuant to this Section 5.2.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New Jersey (without giving effect to its principles of conflict of laws).

The parties hereto irrevocably submit to the jurisdiction of the state and federal courts of the State of New Jersey, for the purposes of any suit, action or other proceeding brought by any party or their respective successors or assigns arising out of any breach of any provision hereunder or otherwise relating to this Agreement or the obligations hereunder or the transactions contemplated herein and hereby waive, and agree not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claims that he, she or it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement may not be enforced in or by such courts.

This Agreement contains the entire agreement between the Company and Consultant with respect to Consultant’s provision of Services to the Company. This Agreement supercedes any prior agreements or understandings between the parties with respect to the subject matter contained herein, and any oral representations, prior agreements, or contracts are hereby cancelled without further liability whatsoever on either party. This Agreement may be amended only by an instrument in writing signed on behalf of each of the parties hereto.

The failure at any time of the one party to require the performance by the other party of any provision of this Agreement shall in no way affect the full right of the non-breaching party to require such performance at any time thereafter, nor shall the waiver by the non-breaching party of any breach of any provision of this Agreement be taken or held to constitute a waiver of any succeeding breach of such or any other provision of this Agreement.

In the event any provision of this Agreement, or any portion thereof, is determined to be unenforceable as written, such provision or portion thereof shall be interpreted so as to be enforceable. In the event any provision of this Agreement, or any portion thereof, is determined to be void, the remaining provisions of this Agreement shall nevertheless be binding upon the Company and Consultant with the same effect as though the void provision or portion thereof had been severed and deleted.

5.8 This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, being duly authorized to do so, have executed this Agreement.

ASTA FUNDING, INC.

CAMERON E. WILLIAMS

By: /s/ Gary Stern

By:/s/ Cameron E. Williams

Gary Stern
President and CEO

Cameron E. Williams

Date: November 30, 2009

Date: November 30, 2009

Exhibit A

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (the “Agreement”) is made as of the date executed by Cameron Williams, below, by and between ASTA Funding, Inc.(the “Company”), a Delaware corporation, with offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07932 and Cameron E. Williams (“Employee”) residing at *.

WHEREAS, the parties desire to settle fully and finally any and all differences between Employee and the Company including, but not limited to, any differences that might arise out of Employee’s employment with the Company and the termination thereof;

NOW, THEREFORE, IT IS AGREED THAT:

Employee’s employment with the Company will terminate on December31, 2009. Employee agrees that Employee will not be re-employed by the Company and Employee will not accept, apply for, or otherwise seek employment with the Company.

The Company agrees to pay to Employee Employee’s regular salary and benefits for the period through and including December 31, 2009, which is the expiration date of his Employment Agreement dated January 2008. Employee acknowledges that he will have used up any accrued vacation days by December 31, 2009. Additionally, Company shall accelerate the vesting of all of Employee’s stock options and restricted stock grants issued in the Stock Option Agreement dated May 5, 2009, in accordance with the provisions of paragraph 2(c) of his Employment Agreement. All options shall become exercisable on December 31, 2009. Employee shall have three months (or until March 31, 2010) to exercise the options. Company shall reimburse Employee for any and all outstanding expense reimbursement requests no later than December 31, 2009, provided Employee submits such requests by December 20, 2009. Except for the amounts described above in this Paragraph 2, Employee acknowledges and agrees that the Company has paid to Employee all of Employee’s wages, commissions, bonuses, and accrued vacation pay, and that the Company owes Employee no other wages, commissions, bonuses, vacation pay, employee benefits, or other compensation or payments of any kind or nature, other than as provided in this Agreement.

(a) Employee represents and warrants that Employee has returned to the Company any and all documents, software, equipment (including, but not limited to, computers and computer-related items), Company credit cards, and all other materials or other things in Employee’s possession, custody, or control which are the property of the Company, including, but not limited to, any Company identification, keys, and the like, wherever such items may have been located; as well as all copies (in whatever form thereof) of all materials relating to Employee’s employment, or obtained or created in the course of Employee’s employment, with the Company.

(b) Employee hereby represents that, other than those materials Employee has returned to the Company pursuant to Paragraph 3(a) above, Employee has not copied or caused to be copied, and has not printed-out or caused to be printed-out, any software, computer disks, or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to the Company, and that Employee will not do so. Employee further represents that Employee has not retained and will not retain in Employee’s possession any software, documents or other materials in machine or other readable form, which are the property of the Company, originated with the Company, were obtained or created in the course of Employee’s employment, or relate to employment with the Company.

Not less than eight (8) days after or more than twenty (20) days after the Company receives a fully executed original copy of this Agreement, the Company, in full, final, and complete settlement, and as consideration for this Agreement and Employee’s further representations, promises and covenants as set forth herein, the Company shall pay to Employee the following special payments, which are not otherwise owed to Employee:

(a) The Company shall pay to Employee the total gross amount of One Hundred Thousand Dollars and No Cents ($100,000.00), less applicable federal, state, local and other payroll deductions; and

(b) Employee shall be entitled to any rights guaranteed by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the American Recovery and Reinvestment Act of 2009 (“ARRA”). If Employee elects to receive health (medical and dental) insurance coverage in accordance with COBRA, the Company shall pay directly to the insurer, on behalf of Employee, any required premiums for such coverage up to a maximum payment of $1,000 per month for the earlier of (1) any period in which Employee remains eligible for such COBRA benefits through and including December 31, 2010 or (2) Employee becomes an eligible employee of an entity that provides health insurance coverage. Any premium payments in excess of $1,000 during the period through December 31, 2010 in which Employee remains eligible for such COBRA benefits and any premium and other payments required for any further continued health insurance coverage after December 31, 2010 shall be paid by Employee to the Company in accordance with COBRA and ARRA, if applicable.

Employee, in consideration of the monies paid to Employee pursuant to this Agreement, releases and forever discharges the Company, the Palisades Collection LLC, Palisades Acquisition XVI, LLC, and VATIV Recovery Solutions, LLC (collectively the “Company Entities”), and the Company’s respective current, former, and future controlling shareholders, divisions, directors, members, trustees, officers, general partners, limited partners, employees, agents, attorneys, successors, and assigns (and the current, former and future controlling shareholders, directors, members, trustees, partners, officers, employees, agents, and attorneys of such Company Entities, controlling shareholders, general partners, limited partners, and divisions), and all persons acting by, through, under, or in concert with any of them (the Company, and the foregoing other persons and entities are hereinafter defined separately and collectively as the “Releasees”), from all actions, causes of action, claims, and demands whatsoever, whether known or unknown in law or equity, whether statutory or common law, whether federal, state, local, or otherwise, including, but not limited to, any claims related to, or arising out of any aspect of Employee’s employment with the Company, any agreement concerning such employment, or the termination of such employment, including, but not limited to, any and all claims of wrongful discharge or breach of contract, any and all claims for equitable estoppel, any and all claims for employee benefits, including, but not limited to, any and all claims under the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, as amended, and any and all claims of employment discrimination on any basis, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended, under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), under the Civil Rights Act of 1866, 42 U.S.C. § 1981, as amended, under the Americans With Disabilities Act of 1990, as amended, under the Civil Rights Act of 1991, under the Immigration Reform and Control Act of 1986, as amended, and under the New Jersey Law Against Discrimination, as amended; and any claim for attorneys’ fees, experts’ fees, disbursements or costs; which against the Releasees, Employee, Employee’s heirs, executors, administrators, or assigns ever had, now have, or hereafter may have, by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of Employee’s execution of this Agreement.

Except as otherwise provided in Paragraph 15 of this Agreement, Employee represents and warrants that Employee has never commenced or filed, and Employee covenants and agrees never to commence, file, aid, or in any way prosecute or cause to be commenced or prosecuted any such claims or actions against the Releasees or any of them if such cause of action or claim arose prior to the effective date of this Release Agreement.

Employee shall keep the terms, underlying facts related to, the amounts paid, and the fact of this Agreement confidential, and shall not hereafter disclose any information concerning this Agreement to any person, firm, corporation, governmental agency, or other entity, without the prior written consent of the Company. This prohibition does not apply to disclosures to Employee’s family, attorney, accountant or financial advisors, or to any filing or related communication with any federal, state, or local taxing authority or to comply with any lawfully issued subpoena. Other than any required SEC filings, the Company’s CEO, CFO and Board members shall keep the terms, amounts, and fact of this Agreement confidential, and shall not hereafter disclose any information concerning this Agreement to any person, firm, corporation, governmental agency, or other entity, without the prior written consent of the Employee. Such shall not preclude truthful responses pursuant to legal process or regulatory request, however Company will advise Employee following any such request for disclosure.

Employee shall keep confidential, and shall not hereafter, directly or indirectly, appropriate for his own use, or disclose, furnish or make available to any person, firm, corporation, governmental agency, or other entity, any trade secret, proprietary information, or confidential information of the Company, including, but not limited to, information relating to trade secrets, processes, methods, pricing strategies, customer lists, customer contacts, marketing plans, product introductions, advertising or promotional programs, sales, information concerning customer preferences and buying patterns, costs and pricing data, financial reports, marketing strategies, product specifications and developments, strategic plans, and information concerning suppliers, and other confidential business matters.

Employee agrees, warrants, and represents that he will not disparage, denigrate, or otherwise demean the Company or any of the other Releasees, or their business, operations, personnel, policies or procedures, to any person, firm, corporation, governmental agency, or other entity.

Company agrees, warrants, and represents that none of its senior management team, directors, or officers will disparage, denigrate or otherwise demean the Employee to any person, firm, corporation, governmental agency, or other entity.

Should any provision of this Agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining provisions shall not be affected thereby and said illegal or invalid provision shall be deemed not to be a part of this Agreement.

Except for Sections 3 (as modified by section 2.2 of the Consulting Agreement entered into by the parties in November 2009) through 7, 14, and 22 of the Employment Agreement dated January 28, 2008 which survives, this Agreement sets forth the entire agreement between the parties hereto regarding the matters discussed herein, fully supersedes any and all prior agreements or understandings between the parties hereto regarding those matters, and may not be modified orally, but only by a writing signed by both parties and evidencing an intent to modify this agreement.

This Agreement shall be deemed to have been made in Englewood Cliffs, New Jersey, and shall be interpreted, construed, and enforced pursuant to the laws of the State of New Jersey, in either New Jersey state courts or the appropriate federal court, without giving effect to its conflict or choice of law principles.

This Agreement shall not in any way be construed as an admission by any party of any liability, or of any wrongful acts whatsoever against the other party, or any other person.

Notwithstanding any other provision of this Agreement to the contrary:

(a) The Company and Employee agree that, by entering into this Agreement, Employee does not waive rights or claims that may arise after the date this Agreement is executed.

(b) The Company and Employee agree that this Agreement shall not affect the rights and responsibilities of the Equal Employment Opportunity Commission (the “EEOC”) to enforce the ADEA and other laws, and further agree that this Agreement shall not be used to justify interfering with Employee’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The Company and Employee further agree that Employee knowingly and voluntarily waives all rights or claims (that arose prior to Employee’s execution of this Agreement) Employee may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) as a consequence of any charge filed with the EEOC, and of any litigation concerning any facts alleged in any such charge.

(c) This Agreement shall not affect or be used to interfere with Employee’s protected right to test in any court, under the Older Worker Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights set forth in this Agreement.

(d) The Company and Employee agree that, for a period of seven (7) days following the execution of this Agreement, Employee has the right to revoke this Agreement by written notice to Devora Lindeman,, Esq., Greenwald Doherty LLP, 30 Ramland Road, Suite 201, Orangeburg, NY 10962, phone (845)-589-9300, fax (845) 638-2707.. The Company and Employee further agree that this Agreement shall not become effective or enforceable until the eighth (8th) day after the execution of this Agreement; and that in the event Employee revokes this Agreement prior to the eighth (8th) day after the execution of this Agreement, this Agreement, and the promises contained in this Agreement, shall automatically be deemed null and void.

(e) The Company hereby advises and urges Employee in writing to consult with an attorney prior to executing this Agreement. Employee represents and warrants that the Company gave Employee a period of at least twenty-one (21) days in which to consider this Agreement before executing this Agreement.

(f) Employee’s acceptance of the monies paid by the Company, as described in Paragraph 4 of this Agreement, at any time more than seven (7) days after the execution of this Agreement shall constitute an admission by Employee that Employee did not revoke this Agreement during the revocation period of seven (7) days; and shall further constitute an admission by Employee that this Agreement has become effective and enforceable.

(g) If Employee executed this Agreement at any time prior to the end of the greater than twenty-one (21) day period that the Company gave Employee in which to consider this Agreement, such early execution was a knowing and voluntary waiver of Employee’s right to consider this Agreement for at least twenty-one (21) days, and was due to Employee’s belief that Employee had ample time in which to consider and understand this Agreement, and in which to review this Agreement with an attorney.

This Agreement shall not become effective if executed before December 31, 2009.

EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT EMPLOYEE HAS HAD AMPLE TIME TO CONSIDER AND NEGOTIATE THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED EMPLOYEE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EMPLOYEE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY, AND HAS DONE SO; AND THAT HE HAS EXECUTED THIS AGREEMENT AND GENERAL RELEASE VOLUNTARILY, KNOWINGLY, AND WITH THE ADVICE OF HIS ATTORNEY, ROBIN F. BOND, ESQ., AS EMPLOYEE DEEMED APPROPRIATE.

ASTA FUNDING, INC.

By:
Gary Stern
President & CEO

EMPLOYEE

Cameron E. Williams

Date

WITNESS Signature

WITNESS (Print Name)

Date

Exhibit B

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (the “Agreement”) is made as of the date executed by Cameron Williams, below by and between ASTA Funding, Inc.(the “Company”), a Delaware corporation, with offices at 210 Sylvan Avenue, Englewood Cliffs, New Jersey 07932 and Cameron E. Williams (“Consultant”) residing at *.

WHEREAS, the parties desire to amicably end their consulting relationship and to settle fully and finally any and all differences that might exist between Consultant and the Company including, but not limited to, any differences that might arise out of Consultant’s consultancy with the Company and the termination thereof;

NOW, THEREFORE, IT IS AGREED THAT:

Consultant’s consultancy with the Company terminated or will terminate at the close of business on December 31, 2010.

Consultant acknowledges and agrees that the Company has paid to Consultant all required payments to Consultant and that the Company owes Consultant no other compensation or payments of any kind or nature, other than as provided in this Agreement.

(a) Consultant represents and warrants that Consultant has returned to the Company any and all documents, software, equipment (including, but not limited to, computers and computer-related items), Company credit cards, and all other materials or other things in Consultant’s possession, custody, or control which are the property of the Company, including, but not limited to, any Company identification, keys, and the like, wherever such items may have been located; as well as all copies (in whatever form thereof) of all materials relating to Consultant’s employment, or obtained or created in the course of Consultant’s employment, with the Company.

(b) Consultant hereby represents that, other than those materials Consultant has returned to the Company pursuant to Paragraph 3(a) above, Consultant has not copied or caused to be copied, and has not printed-out or caused to be printed-out, any software, computer disks, or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to the Company, and that Consultant will not do so. Consultant further represents that Consultant has not retained and will not retain in Consultant’s possession any software, documents or other materials in machine or other readable form, which are the property of the Company, originated with the Company, were obtained or created in the course of Consultant’s consultancy, or relate to his consultancy with the Company.

Not more than ten (10) calendar days after the Effective Date of this Agreement, the Company, in full, final, and complete settlement, and as consideration for this Agreement and Consultant’s further representations, promises and covenants as set forth herein, the Company shall pay to Consultant a special payment, which is not otherwise owed to Consultant in the total gross amount of Twenty Thousand Eight Hundred Thirty-Three Dollars and Thirty-Seven Cents ($20,833.37 ). Within this same time period, Company shall also pay any and all outstanding expense reimbursement claims submitted by Consultant. In addition, even after the termination of the Consulting Agreement by and between the parties, and this Agreement, Company’s CEO shall continue to provide a positive reference to any third parties about Consultant and his performance. Prior to Company’s CEO providing such a reference, Consultant shall email him in advance with the name(s) of the entities or individuals with whom the CEO is authorized to speak, and advising the CEO to what extent he is permitted to discuss with such third parties compensation matters related to Consultant’s work.

Consultant, in consideration of the monies paid to Consultant pursuant to this Agreement, releases and forever discharges the Company, the Palisades Collection LLC, Palisades Acquisition XVI, LLC, and VATIV Recovery Solutions, LLC (collectively the “Company Entities”), and the Company’s respective current, former, and future controlling shareholders, divisions, directors, members, trustees, officers, general partners, limited partners, employees, agents, attorneys, successors, and assigns (and the current, former and future controlling shareholders, directors, members, trustees, partners, officers, employees, agents, and attorneys of such Company Entities, controlling shareholders, general partners, limited partners, and divisions), and all persons acting by, through, under, or in concert with any of them (the Company, and the foregoing other persons and entities are hereinafter defined separately and collectively as the “Releasees”), from all actions, causes of action, claims, and demands whatsoever, whether known or unknown in law or equity, whether statutory or common law, whether federal, state, local, or otherwise, including, but not limited to, any claims related to, or arising out of any aspect of Consultant’s services to the Company, any agreement concerning such services, or the termination of such services, including, but not limited to, any and all claims of breach of contract, any and all claims for equitable estoppel, any and any claim for attorneys’ fees, experts’ fees, disbursements or costs; and any other claim which Consultant may allege as a consultant, agent or employee of Company including but not limited to claims identified in paragraph 5 of the Agreement and General Release previously executed by Consultant which includes, but is not limited to, Title VII of the Civil Rights Act of 1964, as amended, under the Civil Rights Act of 1866, 42 U.S.C. § 1981, as amended, under the Americans With Disabilities Act of 1990, as amended, under the Civil Rights Act of 1991, under the Immigration Reform and Control Act of 1986, as amended, under the New Jersey Law Against Discrimination, as amended claims, and under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), (however this Agreement is not intended to waive or release claims that arise after the date of this Agreement, nor is it intended to waive or release a claim under the Older Workers Benefit Protection Act (“OWBPA”) that challenges the validity of the release of any ADEA claim),which against the Releasees, Consultant, Consultant’s heirs, executors, administrators, or assigns ever had, now have, or hereafter may have, by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of Consultant’s execution of this Agreement.

Consultant represents and warrants that Consultant has never commenced or filed, and Consultant covenants and agrees never to commence, file, aid, or in any way prosecute or cause to be commenced or prosecuted any such claims or actions against the Releasees or any of them if such cause of action or claim arose prior to the effective date of this Release Agreement.

Consultant shall keep the terms, underlying facts related to, the amounts paid, and the fact of this Agreement confidential, and shall not hereafter disclose any information concerning this Agreement to any person, firm, corporation, governmental agency, or other entity, without the prior written consent of the Company. This prohibition does not apply to disclosures to Consultant’s family, attorney, accountant or financial advisors, or to any filing or related communication with any federal, state, or local taxing authority or to comply with any lawfully issued subpoena. The Company’s CEO, CFO and Board members shall keep the terms, amounts, and fact of this Agreement confidential, and shall not hereafter disclose any information concerning this Agreement to any person, firm, corporation, governmental agency, or other entity, without the prior written consent of the Consultant. Such shall not preclude truthful responses pursuant to legal process or regulatory request, however Company will advise Employee following any such request for disclosure.

Should any provision of this Agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining provisions shall not be affected thereby and said illegal or invalid provision shall be deemed not to be a part of this Agreement.

Consultant represents and warrants that the Company gave Consultant a period of at least twenty-one (21) days in which to consider this Agreement (“Consideration Period”) before executing this Agreement. If Consultant signs this Agreement prior to the conclusion of the 21-day period, such early execution was a knowing and voluntary waiver of the balance of that period and was due to Consultant’s belief that he had ample time to consider and understand this Agreement. Consultant further understands that he may consult with an attorney of his choosing, and he has done so to the extent he desired. Consultant may also rescind this Agreement up to seven (7) days after he signs it (“Rescission Period”) by submitting a written rescission notice to the Company before the close of business on the seventh day. Consultant will not be entitled to or receive any payments under this Agreement until the Rescission Period has expired. This Agreement becomes effective on the 8th day after it is signed by Consultant and not rescinded (“the Effective Date”). If the last day of the Consideration and/or Rescission Period falls on a Saturday, Sunday or Holiday, the last day of the Consideration and/or Rescission Period shall be the next business day following the weekend or Holiday.

This Agreement sets forth the entire agreement between the parties hereto, regarding the matters discussed herein, fully supersedes any and all prior agreements or understandings between the parties hereto regarding those matters, and may not be modified orally, but only by a writing signed by both parties and evidencing an intent to modify this Agreement.

This Agreement shall be deemed to have been made in Englewood Cliffs, New Jersey, and shall be interpreted, construed, and enforced pursuant to the laws of the State of New Jersey, either in New Jersey state courts or the appropriate federal court, without giving effect to its conflict or choice of law principles.

This Agreement shall not in any way be construed as an admission by each or any of the parties of any liability, or of any wrongful acts whatsoever.

This Agreement shall not become effective if executed before December 31, 2010.

CONSULTANT EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT; THAT CONSULTANT FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT CONSULTANT HAS HAD AMPLE TIME TO CONSIDER AND NEGOTIATE THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED CONSULTANT TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT CONSULTANT HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY, AND HAS DONE SO TO THE EXTENT CONSULTANT DESIRES; AND THAT HE HAS EXECUTED THIS AGREEMENT AND GENERAL RELEASE VOLUNTARILY, KNOWINGLY, AND WITH THE ADVICE OF HIS ATTORNEY, AS CONSULTANT DEEMED APPROPRIATE.

ASTA FUNDING, INC.

By:
GaryStern
President & CEO

EMPLOYEE

Cameron E. Williams

Date

WITNESS Signature

WITNESS (Print Name